EXHIBIT 10.62

OFFERING AND REMARKETING AGREEMENT

between

PROVENA FOODS INC.,

a California corporation

and

RBC DAIN RAUSCHER, INC.

Dated as of December 1, 2003

TABLE OF CONTENTS

		Page
	ARTICLE I DEFINITIONS AND INTERPRETATIONS

Section 1.01.	Definitions	2
Section 1.02.	Other Terms	4
Section 1.03.	Headings	4
Section 1.04.	Interpretations	4

	ARTICLE II APPOINTMENT AND RESPONSIBILITIES OF OFFERING AGENT

Section 2.01.	Appointment of Offering Agent	4
Section 2.02.	Responsibilities of Offering Agent	4

	ARTICLE III APPOINTMENT AND RESPONSIBILITIES OF REMARKETING AGENT

Section 3.01.	Appointment of Remarketing Agent	5
Section 3.02.	Responsibilities of Remarketing Agent	5

	ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Section 4.01.	Representations, Warranties and Covenants	9
Section 4.02.	Representations, Warranties and Covenants to Remarketing Agent	12

	ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE AGENT		12

	ARTICLE VI ADDITIONAL COVENANTS OF THE COMPANY

Section 6.01.	Payment of Fees and Expenses	13
Section 6.02.	Additional Information	13
Section 6.03.	Additional Copies of Offering Memorandum	13

ii

OFFERING AND REMARKETING AGREEMENT

THIS OFFERING AND REMARKETING AGREEMENT, dated as of December 1, 2003 (this “Agreement”), is between PROVENA FOODS INC., a California corporation (the “Corporation”), and RBC DAIN RAUSCHER, INC., a New York corporation (as offering agent, the “Offering Agent”; as remarketing agent, the “Remarketing Agent”; and as Offering Agent and Remarketing Agent, the “Agent”).

BACKGROUND

The Corporation has determined to issue its Variable/Fixed Rate Demand Bonds (the “Bonds”) in one or more series (each a “Series of Bonds”) pursuant to an Indenture of Trust, dated as of December 1, 2003 (as supplemented and amended from time to time, the “Indenture”), between the Corporation and U.S. Bank National Association, Los Angeles, California, as trustee (the “Trustee”). The proceeds of each Series of Bonds will be made available to the Corporation, and the Corporation will agree to make payments sufficient to pay the principal and purchase price of, premium, if any, and interest on the Bonds of such Series, and certain other expenses, pursuant to the Indenture. The proceeds of each Series of Bonds will be used by the Corporation for its authorized and lawful corporate purposes. To secure a Series of Bonds, the Corporation will have the option of causing to be delivered to the Trustee a letter of credit, bank bond purchase agreement, revolving credit agreement, surety bond or insurance policy, conforming to the requirements of the Indenture, in a stated amount sufficient to secure the payment of principal and purchase price of, and interest and premium on, such Series of Bonds; under the circumstances specified in the Indenture, Enhanced Series may become Unenhanced Series, and Unenhanced Series may become Enhanced Series, as such terms are defined in the Indenture. Each Series of Bonds will be registered in the name of a nominee of The Depository Trust Company (“DTC”), New York, New York.

The Indenture contemplates an offering of each Series of Bonds and beneficial interests therein. The Corporation wishes to engage the Offering Agent to perform such activities and duties as are specified herein to apply to the Offering Agent with respect to each Series of Bonds and beneficial interests therein. The Indenture further contemplates the potential purchase of Bonds and beneficial interests therein, from time to time, from each owner of a Bond or beneficial interest therein by one or more purchasers found by the Remarketing Agent in the event of the optional or mandatory tender of the Bonds or beneficial interests therein pursuant to the Indenture. The Corporation wishes to engage the Remarketing Agent to remarket such Bonds and beneficial interests, and to perform such activities and duties as are specified herein to apply to the Remarketing Agent with respect to the Bonds and beneficial interests therein. The Agent, upon the terms and subject to the satisfaction of the conditions contained herein, is willing to enter into such engagements. Thus, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

Section 1.01. Definitions. In addition to the words and terms elsewhere defined in this Agreement, the following words and terms as used herein shall have the following meanings, unless the context or use indicates another or different meaning or intent:

“Act” means the provisions of the laws of the State of California applicable to the Corporation, as amended.

“Adjustable Rate Period Mandatory Tender” means the obligation on the part of a Beneficial Owner to surrender such Beneficial Owner’s Beneficial Interest in the Bonds for purchase on an Adjustable Rate Conversion Date or an Adjustable Rate Reset Date for the related Series of Bonds as provided in the Indenture.

“Beneficial Interest” means the interest of a Beneficial Owner in a Bond registered in the name of a nominee of DTC and for which the Remarketing Agent is the DTC Participant.

“Beneficial Owner” shall have the meaning assigned to such term in each Offering Memorandum.

“Corporate Action” means, collectively, the resolutions duly adopted by the board of directors of the Corporation authorizing (a) the execution and delivery of the Indenture, and (b) the issuance of a Series of Bonds.

“Daily Rate Period Mandatory Tender” means the obligation on the part of a Beneficial Owner to surrender such Beneficial Owner’s Beneficial Interest in the Bonds for purchase on a Daily Rate Conversion Date for the related Series of Bonds as provided in the Indenture.

“Daily Rate Period Optional Tender” means an election duly made by a Beneficial Owner to request a purchase of all or any authorized portion of such Beneficial Owner’s Beneficial Interest in the Bonds during a Daily Rate Period for the related Series of Bonds on the conditions provided in the Indenture.

“Delivery Date” means, collectively, the Initial Delivery Date and each Transfer Date for a Series of Bonds.

“DTC Participant” shall have the meaning assigned to such term in each Offering Memorandum.

“Fixed Rate Period Mandatory Tender” means the obligation on the part of a Beneficial Owner to surrender such Beneficial Owner’s Beneficial Interest in the Bonds for purchase on the Fixed Rate Conversation Date for the related Series of Bonds as provided in the Indenture.

“Floating Rate Period Mandatory Tender” means the obligation on the part of a Beneficial Owner to surrender such Beneficial Owner’s Beneficial Interest in the Bonds for purchase on a Floating Rate Conversion Date for the related Series of Bonds as provided in the Indenture.

“Floating Rate Period Optional Tender” means an election made by a Beneficial Owner to request a purchase of all or any authorized portion of such Beneficial Owner’s Beneficial Interest in the Bonds during a Floating Rate Period for the related Series of Bonds on the conditions provided in the Indenture.

“Initial Delivery Date” means the date on which a Series of Bonds is first delivered by the Corporation and payment is received.

“Offering Memorandum” means the Offering Memorandum relating to a Series of Bonds, including all appendices thereto, as it may from time to time be amended or supplemented.

“Mandatory Tender” means, collectively, a Daily Rate Period Mandatory Tender, a Floating Rate Period Mandatory Tender, an Adjustable Rate Period Mandatory Tender or a Fixed Rate Period Mandatory Tender.

“Optional Tender” means, collectively, a Daily Rate Period Optional Tender and a Floating Rate Period Optional Tender.

“Program Year” means, with respect to each Series of Bonds, that period of time beginning on the Initial Delivery Date and ending on the day preceding the anniversary date of the Initial Delivery Date, and, thereafter, each period beginning on the anniversary date of the Initial Delivery Date and ending on the day preceding the next succeeding anniversary date of the Initial Delivery Date.

“Transfer Date” means, with respect to each Series of Bonds (a) with respect to a Beneficial Interest which is the subject of an Optional Tender, the Business Day designated by the tendering Beneficial Owner for the purchase of such Beneficial Owner’s Beneficial Interest in the Bonds of such Series; (b) with respect to a Beneficial Interest which is the subject of a Mandatory Tender, the Daily Rate Conversion Date, the Floating Rate Conversion Date, the Adjustable Rate Conversion Date, the Adjustable Rate Reset Date, the Substitution Date, or the Fixed Rate Conversion Date, as appropriate, for the Bonds of such Series; and (c) with respect to Corporation Bonds and Pledged Bonds of such Series, the date upon which the Corporation’s Beneficial Interest in the Corporation Bonds or Pledged Bonds is to be transferred to the purchaser thereof.

“Transfer Restrictions” means such restrictions on the sale and transfer of Bonds and Beneficial Interests as are (a) specified in the opinion of Independent Counsel delivered pursuant to Section 2.05(e), 4.05(b) or 4.05(e) of the Indenture; (b) determined by the Agent (and specified to the Corporation in writing), upon the advice of counsel to the Agent, to be necessary for the sale and transfer of the Bonds and Beneficial Interests to be in compliance with applicable Federal and state securities laws, including, but not limited to, the United States Securities Act of 1933, as amended (the “1933 Act”), the United States Securities Exchange Act of 1934, as amended (the “1934 Act”), and the United States Trust Indenture Act of 1939, as amended (the “1939 Act”); or (c) determined by the Corporation (and specified to the Agent in writing), upon the advice of counsel to the Corporation, to be necessary for the sale and transfer of the Bonds and Beneficial Interests to be in compliance with applicable Federal and state securities laws, including, but not limited to, the 1933 Act, the 1934 Act and the 1939 Act.

Section 1.02. Other Terms. Unless the context or use indicates another or different meaning, all capitalized terms used in this Agreement and not defined herein shall have the meanings specified in the Indenture.

Section 1.03. Headings. The headings or titles of the several articles, sections and subsections of this Agreement are solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

Section 1.04. Interpretations. The singular form of any word used herein shall include the plural, and vice versa, if applicable. The use of a word of any gender shall include all genders, if applicable. This Agreement and all of the terms and provisions hereof shall be construed so as to effectuate the purposes contemplated hereby and to sustain the validity hereof. All references to any person or entity shall be deemed to include any person or entity succeeding to the rights, duties and obligations of such person or entity. References herein to “the Indenture,” when made with respect to particular Series of Bonds, mean and include therein references to the Series Supplements entered into with respect to such Series of Bonds; references herein to “the Indenture,” when made generally, mean and include therein references to all Series Supplements. Certain defined terms used herein relate only to Bonds of Enhanced Series; all references to such terms, as applied to a specific Series of Bonds, shall be of no effect at any time such Series of Bonds constitutes an Unenhanced Series, except with respect to vested rights.

ARTICLE II

APPOINTMENT AND RESPONSIBILITIES OF OFFERING AGENT

Section 2.01. Appointment of Offering Agent. In reliance upon the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Corporation hereby appoints the Offering Agent, and the Offering Agent hereby agrees to act, as exclusive agent for the Corporation in connection with the initial offering, issuance and sale of each Series of Bonds and the Beneficial Interests therein.

Section 2.02. Responsibilities of Offering Agent.

(a) Offering. The Offering Agent shall use its best efforts to solicit, at the rate of interest established by the Remarketing Agent pursuant to Section 3.02(b) hereof, purchases of each Series of Bonds and the Beneficial Interests therein by sophisticated investors which customarily purchase securities in large denominations at a price of par in connection with the initial sale of each Series of Bonds and the Beneficial Interests therein by the Corporation.

(b) Limitations on Offering Agent. It is understood and agreed that the Offering Agent will not solicit offers to purchase a Series of Bonds or Beneficial Interests therein except: (i) in jurisdictions (A) where such Series of Bonds and the Beneficial Interests therein are qualified for offering and sale, and the Offering Agent is qualified to offer and sell such Series of Bonds and the Beneficial Interests therein on behalf of the Corporation, or (B) where such Series of Bonds, the Beneficial Interests therein and the Offering Agent are exempt from registration; and (ii) where such solicitation would not violate or give rise to a violation of the securities laws of the United States of America or of a jurisdiction in which offers to purchase such Series of Bonds and the Beneficial Interests therein are solicited. It is further understood and agreed that the Offering Agent will comply with all Transfer Restrictions applicable to the Bonds.

ARTICLE III

APPOINTMENT AND RESPONSIBILITIES

OF REMARKETING AGENT

Section 3.01. Appointment of Remarketing Agent. In reliance upon the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Corporation hereby appoints the Remarketing Agent, and the Remarketing Agent hereby agrees to act, as exclusive remarketing agent in connection with any subsequent offerings and sales of Beneficial Interests in the Bonds described in Section 3.02(a) of this Agreement. In reliance upon the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Corporation hereby appoints the Remarketing Agent, and the Remarketing Agent hereby agrees to act, as exclusive remarketing agent in connection with all rate determinations with respect to the Bonds described in Section 3.02(b) of this Agreement.

Section 3.02. Responsibilities of Remarketing Agent.

(a) Remarketing. The Remarketing Agent shall use its best efforts to solicit purchases of Beneficial Interests in each Series of Bonds described below from investors which customarily purchase securities in large denominations at a price of par under the following circumstances:

(i) Daily Rate Period Optional Tenders. With respect to any Beneficial Interest which is the subject of a Daily Rate Period Optional Tender, the Remarketing Agent will solicit the purchase of any such Beneficial Interest upon receipt of notice from the tendering Beneficial Owner in accordance with Section 3.02(b) of the Indenture. In accordance with Section 3.02(c) of the Indenture, the Remarketing Agent will notify the Trustee, the related Series Credit Bank, if any, and the Corporation by 11:30 a.m., New York Time, on the applicable Transfer Date of the principal amount of the Beneficial Interests remarketed. If less than all of the Beneficial Interests to be purchased on such Transfer Date have been remarketed, the Remarketing Agent shall, in accordance with Section 3.02(c) of the Indenture, notify the Trustee, the related Series Credit Bank, if any, and the Corporation by 11:30 a.m., New York Time, on the applicable Transfer Date of the principal amount of Beneficial Interests which have not been remarketed and the amount of accrued interest to be paid on such Beneficial Interests on such date. In addition, by 11:30 a.m., New York Time, on the applicable Transfer Date, in accordance with Section 3.02(c) of the Indenture, the Remarketing Agent shall notify the Trustee, the related Series Credit Bank, if any, and the Corporation of any Beneficial Interests which have been remarketed for which payment has not been received.

(ii) Floating Rate Period Optional Tenders. With respect to any Beneficial Interest which is the subject of a Floating Rate Period Optional Tender, the Remarketing Agent will solicit the purchase of any such Beneficial Interest upon receipt of notice from the tendering Beneficial Owner in accordance with Section 3.02(b) of the Indenture. In accordance with Section 3.02(d) of the Indenture, the Remarketing Agent will notify the Trustee, the related Series Credit Bank, if any, and the Corporation by 5:00 p.m., New York Time, on the Business Day immediately preceding the applicable Transfer Date of the principal amount of Beneficial Interests remarketed. If less than all of the Beneficial Interests to be purchased on such Transfer Date have been remarketed, the Remarketing Agent shall, in accordance with Section 3.02(d) of the Indenture, notify the Trustee, the related Series Credit Bank, if any, and the Corporation by 5:00 p.m., New York Time, on the Business Day next preceding the applicable Transfer Date, of the principal amount of Beneficial Interests which have not been remarketed and the amount of accrued interest to be paid on such Beneficial Interests on such date. In addition, by 10:30 a.m., New York Time, on the applicable Transfer Date, in accordance with Section 3.02(d) of the Indenture, the Remarketing Agent shall notify the Trustee, the related Series Credit Bank, if any, and the Corporation of any Beneficial Interests which have been remarketed for which payment has not been received.

(iii) Daily Rate Period Mandatory Tenders. With respect to any Beneficial Interest which is the subject of a Daily Rate Period Mandatory Tender, the Remarketing Agent will solicit the purchase of any such Beneficial Interest upon receipt of notice from the Corporation in accordance with Section 2.02(f)(i) of the Indenture. In accordance with Section 3.02(c) of the Indenture, the Remarketing Agent will notify the Trustee, the related Series Credit Bank, if any, and the Corporation by 11:30 a.m., New York Time, on the applicable Transfer Date of the principal amount of Beneficial Interests remarketed. If less than all of the Beneficial Interests to be purchased on such Transfer Date have been remarketed, the Remarketing Agent shall, in accordance with Section 3.02(c) of the Indenture, notify the Trustee, the related Series Credit Bank, if any, and the Corporation by 11:30 a.m., New York Time, on the applicable Transfer Date of the principal amount of Beneficial Interests which have not been remarketed and the amount of accrued interest to be paid on such Beneficial Interests on such date. In addition, by 11:30 a.m., New York Time, on the applicable Transfer Date, in accordance with Section 3.02(c) of the Indenture, the Remarketing Agent shall notify the Trustee, the related Series Credit Bank, if any, and the Corporation of any Beneficial Interests which have been remarketed for which payment has not been received.

(iv) Floating Rate Period Mandatory Tenders. With respect to any Beneficial Interest which is the subject of a Floating Rate Period Mandatory

Tender, the Remarketing Agent will solicit the purchase of any such Beneficial Interest upon receipt of notice from the Corporation in accordance with Section 2.02(f)(ii) of the Indenture. In accordance with Section 3.02(d) of the Indenture, the Remarketing Agent will notify the Trustee, the related Series Credit Bank, if any, and the Corporation by 5:00 p.m., New York Time, on the Business Day immediately preceding the applicable Transfer Date of the principal amount of the Beneficial Interests remarketed. If less than all of the Beneficial Interests to be purchased on such Transfer Date have been remarketed, the Remarketing Agent shall, in accordance with Section 3.02(d) of the Indenture, notify the Trustee, the related Series Credit Bank, if any, and the Corporation by 5:00 p.m., New York Time, on the Business Day next preceding the applicable Transfer Date of the principal amount of Beneficial Interests which have not been remarketed and the amount of accrued interest to be paid on such Beneficial Interests on such date. In addition, by 10:30 a.m., New York Time, on the applicable Transfer Date, in accordance with Section 3.02(d) of the Indenture, the Remarketing Agent shall notify the Trustee, the related Series Credit Bank, if any, and the Corporation of any Beneficial Interests which have been remarketed for which payment has not been received.

(v) Adjustable Rate Period Mandatory Tenders. With respect to any Beneficial Interest which is the subject of an Adjustable Rate Period Mandatory Tender, the Remarketing Agent will solicit the purchase of any such Beneficial Interest upon receipt of notice from the Corporation in accordance with Section 2.02(f)(iii) of the Indenture. In accordance with Section 3.02(d) of the Indenture, the Remarketing Agent will notify the Trustee, the related Series Credit Bank, if any, and the Corporation by 5:00 p.m., New York Time, on the Business Day immediately preceding the applicable Transfer Date of the principal amount of the Beneficial Interests remarketed. If less than all of the Beneficial Interests to be purchased on such Transfer Date have been remarketed, the Remarketing Agent shall, in accordance with Section 3.02(d) of the Indenture, notify the Trustee, the related Series Credit Bank, if any, and the Corporation by 5:00 p.m., New York Time, on the Business Day next preceding the applicable Transfer Date of the principal amount of Beneficial Interests which have not been remarketed and the amount of accrued interest to be paid on such Beneficial Interests on such date. In addition, by 10:30 a.m., New York Time, on the applicable Transfer Date, in accordance with Section 3.02(d) of the Indenture, the Remarketing Agent shall notify the Trustee, the related Series Credit Bank, if any, and the Corporation of any Beneficial Interests which have been remarketed for which payment has not been received.

(vi) Fixed Rate Period Mandatory Tenders. With respect to any Beneficial Interest which is the subject of a Fixed Rate Period Mandatory Tender, the Remarketing Agent will solicit the purchase of any such Beneficial Interest upon receipt of notice from the Corporation in accordance with Section 2.02(f)(iv) of the Indenture. In accordance with Section 3.02(d) of the Indenture, the Remarketing Agent will notify the Trustee, the related Series Credit Bank, if any, and the Corporation by 5:00 p.m., New York Time, on the Business Day

immediately preceding the applicable Transfer Date of the principal amount of the Beneficial Interests remarketed. If less than all of the Beneficial Interests to be purchased on such Transfer Date have been remarketed, the Remarketing Agent shall, in accordance with Section 3.02(d) of the Indenture, notify the Trustee, the related Series Credit Bank and the Corporation by 5:00 p.m., New York Time, on the Business Day next preceding the applicable Transfer Date of the principal amount of Beneficial Interests which have not been remarketed and the amount of accrued interest to be paid on such Beneficial Interests on such date. In addition, by 10:30 a.m., New York Time, on the applicable Transfer Date, in accordance with Section 3.02(d) of the Indenture, the Remarketing Agent shall notify the Trustee, the related Series Credit Bank, if any, and the Corporation of any Beneficial Interests which have been remarketed for which payment has not been received.

(vii) Substitution Date Mandatory Tenders. With respect to any Beneficial Interest which is the subject of a Substitution Date (as defined in the Indenture) Mandatory Tender, the Remarketing Agent will solicit the purchase of any such Beneficial Interest upon receipt of notice from the Corporation in accordance with Section 4.05(c) of the Indenture. In accordance with Section 3.02(d) of the Indenture, the Remarketing Agent will notify the Trustee, the related Series Credit Bank and the Corporation by 5:00 p.m., New York Time, on the Business Day immediately preceding the applicable Transfer Date of the principal amount of the Beneficial Interests remarketed. If less than all of the Beneficial Interests to be purchased on such Transfer Date have been remarketed, the Remarketing Agent shall, in accordance with Section 3.02(d) of the Indenture, notify the Trustee, the related Series Credit Bank, if any, and the Corporation by 5:00 p.m., New York Time, on the Business Day next preceding the applicable Transfer Date of the principal amount of Beneficial Interests which have not been remarketed and the amount of accrued interest to be paid on such Beneficial Interests on such date. In addition, by 10:30 a.m., New York Time, on the applicable Transfer Date, in accordance with Section 3.02(d) of the Indenture, the Remarketing Agent shall notify the Trustee, the related Series Credit Bank and the Corporation of any Beneficial Interests which have been remarketed for which payment has not been received.

(viii) Corporation Bonds and Pledged Bonds. With respect to the Corporation’s Beneficial Interest in Corporation Bonds and Pledged Bonds, the Remarketing Agent will, unless directed to the contrary by the Corporation, solicit the purchase of the Corporation’s Beneficial Interest in such Corporation Bonds and Pledged Bonds. The Remarketing Agent will also furnish the notices referred to in the second and last sentences of the five preceding paragraphs to the Corporation with respect to transfers of Beneficial Interests in Corporation Bonds and Pledged Bonds. The giving of such notification by the Remarketing Agent shall in no way be construed to mean that such purchaser has entered into a legal and binding commitment to make such purchase.

The Remarketing Agent further agrees to perform all duties ascribed to it in the Indenture. Anything in this Agreement to the contrary notwithstanding, the Remarketing Agent shall have no obligation to remarket Beneficial Interests in a Series of Bonds if there shall have occurred and be continuing an Event of Default under the Indenture with respect to such Series of Bonds.

(b) Rate Determination. The Remarketing Agent agrees to make, at the times and in the manner specified in the Indenture, the interest rate determinations with respect to each Series of Bonds required of the Remarketing Agent pursuant to the Indenture. In addition, the Remarketing Agent shall provide notice of the foregoing to the parties specified in the Indenture at the times specified therein. Any rates so determined shall be conclusive and binding upon the Trustee, the related Series Credit Bank, if any, the related Bondholders and the Corporation.

(c) Limitations on Remarketing Agent. It is understood and agreed that the Remarketing Agent will not solicit offers to purchase any Beneficial Interests in a Series of Bonds except: (i) in jurisdictions (A) where such Series of Bonds and Beneficial Interests therein are qualified for offering and sale, and the Remarketing Agent is qualified to offer and sell such Series of Bonds and Beneficial Interests therein on behalf of the Corporation, or (B) where such Series of Bonds, the Beneficial Interests therein and the Remarketing Agent are exempt from registration; and (ii) where such solicitation would not violate or give rise to a violation of the securities laws of the United States of America or of a jurisdiction in which offers to purchase such Series of Bonds and the Beneficial Interests therein are solicited. It is further understood and agreed that the Remarketing Agent will comply with all Transfer Restrictions applicable to the Bonds.

(d) Books and Records. The Remarketing Agent shall keep and maintain such books and records as are consistent with prudent industry practice and as required by the Indenture. The Remarketing Agent shall supply, on written request of the Corporation, a record of rates set by the Remarketing Agent on each Rate Determination Date for a Series of Bonds and similar obligations.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND

COVENANTS OF THE COMPANY

Section 4.01. Representations, Warranties and Covenants. The Corporation represents, warrants and covenants to the Offering Agent, with respect to the initial sale of each Series of Bonds, that:

(a) Existence. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified, in good standing and authorized to do business as a corporation in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, including California.

(b) Issuance of Bonds. The Corporation has full right, power and authority pursuant to the Act, the Corporation Action, and the certificate of formation and operating agreement of the Corporation to: (i) execute and deliver this Agreement, the Indenture, the related Series Reimbursement Agreement, if any, and the related Offering Memorandum; (ii) issue, sell and deliver such Series of Bonds as provided in the Indenture; and (iii) perform its obligations under and as contemplated in this Agreement, the Indenture, such Series of Bonds and the related Series Reimbursement Agreement, if any.

(c) Authority. The execution and delivery by the Corporation of such Series of Bonds, the Indenture, this Agreement, the related Series Reimbursement Agreement, if any, and the related Offering Memorandum have been duly authorized by proper corporate proceedings, and such Series of Bonds, the Indenture, the related Series Reimbursement Agreement, if any, and this Agreement constitute legal, valid and binding obligations of the Corporation, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization, insolvency, moratorium and other laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity in the event equitable remedies are sought.

(d) Offering Memorandum. The related Offering Memorandum at its respective date, at any time it is used by the related Offering Agent in connection with the solicitation of offers to purchase Beneficial Interests in such Series of Bonds and, at any Delivery Date was and will be with respect to the Corporation accurate in all material respects, and the related Offering Memorandum did not and will not, as of such dates, include any untrue statement of a material fact or omit to state any material fact relating to the Corporation necessary to make the statements made therein, in light of the circumstances under which they were or are made, including the issuance and anticipated use of the related Series Letter of Credit, if any, not misleading. The Corporation hereby consents to the use by the Offering Agent of the related Offering Memorandum in connection with the solicitation of offers to purchase Beneficial Interests in such Series of Bonds by the Offering Agent.

(e) No Conflicts. Neither the execution nor delivery by the Corporation of the Indenture, such Series of Bonds, this Agreement, the related Series Reimbursement Agreement, if any, or the related Offering Memorandum, the consummation of the transactions therein or herein contemplated, nor compliance with the terms thereof or hereof, will contravene any provision of applicable law (including, but not limited to, the Act) or regulation, or violate any writ, judgment, injunction, decree or award binding on the Corporation, the Corporation’s certificate of formation or operating agreement, or the provisions of any indenture, instrument or agreement to which the Corporation is a party or is subject, or by which it or any of its property is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any mortgage, lien, security interest or pledge prohibited by the terms of any such indenture, instrument or agreement; provided, however, that the Corporation makes no representation as to whether the sale and issuance of the Bonds is in compliance with the 1933 Act, the 1934 Act or the 1939 Act.

(f) Bond Qualification. The Corporation will cooperate with all reasonable requests of the Offering Agent to furnish information and otherwise cooperate in qualifying such Series of Bonds and the Beneficial Interests therein for offer and sale under the securities laws of such jurisdictions as the Offering Agent may designate, and will make such applications and furnish such information as may be required for that purpose. The Corporation will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for as long a period as the Offering Agent may reasonably request. In connection with the foregoing, the Corporation shall not be required to register as a dealer or broker in any state or jurisdiction, nor execute a general consent to service of process or qualify to do business in connection with the qualification of such Series of Bonds and the Beneficial Interests therein for sale in any state or jurisdiction.

(g) Representations and Warranties. The representations and warranties contained in the related Series Reimbursement Agreement, if any, with respect to the Corporation are true and correct as of their date, and will be true and correct as of the related Initial Delivery Date, with the same force and effect as if expressly set forth herein.

(h) Litigation. With the exception of any actions, suits or other proceedings, inquiries or investigations disclosed in the related Offering Memorandum, there is neither pending nor, to the best of the knowledge of the Corporation, threatened against the Corporation any action, suit, other proceeding, inquiry or investigation, at law or in equity, before or by any court, governmental agency, authority, board, body or arbitrator, or, to the best of the knowledge of the Corporation, any basis therefor, wherein an unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated by, or the validity or enforceability of, the Indenture, such Series of Bonds or the Beneficial Interests therein, this Agreement, the related Series Reimbursement Agreement, if any, or any related agreement or instrument to which the Corporation is a party or by which it is bound.

(i) Financial Statements. Any compiled financial statements of the Corporation heretofore or hereafter furnished to the Offering Agent in connection with a Series of Bonds will present fairly, in all material respects, the financial position of the Corporation as of the respective dates of such compiled financial statements and for the respective periods covered thereby, all in conformity with income tax accounting methods applied on a consistent basis throughout the period involved.

(j) Governmental Consents. The Corporation will at all times take all appropriate action and execute all necessary documents to obtain any approvals from any governmental authority or agency which may be required for the issuance or sale of such Series of Bonds and the Beneficial Interests therein, and will not take any action which may obstruct or hinder any such governmental approval.

(k) Resolutions. The bard of directors of the Corporation has adopted all resolutions necessary to be adopted by it to effect the transactions to be performed by it as contemplated by the related Offering Memorandum and this Agreement at meetings that were held in conformance with the requirements of the Act, the certificate of formation or operating agreement of the Corporation.

(l) Conditions Precedent. The Corporation will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the obligations of the Offering Agent specified in Article VII hereof.

(m) Bond Proceeds. The Corporation will not take or omit to take any action which will in any way cause or result in the proceeds of the sale of the Series of Bonds being applied in a manner other than as provided in the Indenture, this Agreement and the related Series Reimbursement Agreement, if any, and as described in the related Offering Memorandum.

(n) Licenses and Permits. The Corporation has received and is in good standing with respect to all such certificates, licenses, inspections, franchises, consents, immunities, permits, authorizations and approvals, governmental or otherwise, which the failure to obtain would have a materially adverse effect upon the ability of the Corporation to conduct and to continue to conduct its business as heretofore conducted by it, and to own or lease and operate its properties as now owned or leased and operated by it.

(o) Certificates. Any certificate signed by an authorized officer of the Corporation and delivered to the Offering Agent shall be deemed a representation and warranty by the Corporation to the Offering Agent as to the statements made therein.

Section 4.02. Representations, Warranties and Covenants to Remarketing Agent. The Corporation represents, warrants and covenants to and with the Remarketing Agent that, with respect to any remarketing of Beneficial Interests in each Series of Bonds:

(a) Applicability to Remarketing. Unless the Corporation notifies the Remarketing Agent in writing to the contrary, the representations, warranties and covenants contained in Section 4.01 as applicable to such Series of Bonds shall apply to such remarketing. References to the Offering Agent in such subsections shall be deemed to refer to the Remarketing Agent for the purposes of this Section.

(b) Compliance. The Corporation will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the obligations of the Remarketing Agent specified in Article VII hereof.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE AGENT

The Agent represents and warrants to the Corporation that it is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder and under the Indenture. The Agent also represents and warrants to the Corporation that it is a DTC Participant and that all Corporate Action of the Agent necessary to be taken with respect to the entering into of this Agreement and the performance of its obligations hereunder and under the Indenture has been taken. The Agent also represents and warrants to the Corporation that this Agreement constitutes a legal, valid and binding obligation of the Agent enforceable in accordance with its terms, except to the extent limited by bankruptcy, reorganization, insolvency, moratorium and other laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity in the event equitable remedies are sought.

ARTICLE VI

ADDITIONAL COVENANTS OF THE COMPANY

The Corporation covenants and agrees with the Agent that:

Section 6.01. Payment of Fees and Expenses. The Corporation will pay or reimburse from legally available funds expenses incident to the performance of its obligations under this Agreement and the fulfillment of the conditions imposed hereunder, including, without limitation: (a) all costs of printing or engraving the Bonds, each Offering Memorandum, and the preparation of all other documents in connection with the transactions contemplated by this Agreement, along with the costs of reproduction and transmittal of such Bonds or other documents; (b) the reasonable fees and expenses of Independent Counsel and counsel for the Credit Banks, if any, the Trustee and the Agent; (c) any costs of qualification or registration of the Bonds, the Beneficial Interests in the Bonds or the Agent in any jurisdiction in which the Bonds or Beneficial Interests in the Bonds are offered or sold (including any fees or disbursements of counsel); (d) any fees charged by Rating Agencies for rating the Bonds; and (e) the fees and expenses of the Trustee and the Agent as mutually agreed by such parties and the Corporation. If this Agreement is terminated for any reason permitted by this Agreement, the Corporation will (i) reimburse the Agent for all reasonable out-of-pocket expenses (including the fees and disbursements of counsel to the Agent) incurred by the Agent prior to receipt of the notice of termination referred to in Section 8.01 hereof; and (ii) with respect to any out-of-pocket expenses (including the fees and disbursements of counsel to the Agent) incurred by the Agent after receipt of a notice of termination, reimburse the Agent only for such expenses as shall be mutually agreed upon by the Corporation and the Agent.

Section 6.02. Additional Information. On or about each December 31 during the term of this Agreement, at the request of the Agent, the Corporation shall provide to the Agent updated versions of the Appendices relating to the Corporation, the Project, if any, and the Series [  ] Credit Bank (if such Series constitutes an Enhanced Series) to each Offering Memorandum. The Corporation shall also provide to the Agent written notice (a “Notice”) at any time an event occurs which would cause an Offering Memorandum to include an untrue statement of a material fact or omit to state any material fact relating to the Corporation necessary to make the statements made therein, in light of the circumstances under which they were made, including the issuance and anticipated use of the related Series Letter of Credit, if any, not misleading. The Agent agrees (a) to provide prospective purchasers with copies of all Notices provided by the Corporation pursuant to this Section, and (b) that upon notification that such an event has occurred it will, at the Corporation’s request, assist the Corporation in the prompt preparation of a supplement which will correct such misstatement or omission, the cost of such supplement to be borne by the Corporation.

Section 6.03. Additional Copies of Offering Memorandum. On and prior to each Delivery Date, the Corporation will furnish or cause to be furnished to the Agent copies of the related Offering Memorandum, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Agent may reasonably request. The parties hereto will advise each other promptly of the institution of any proceedings by any governmental agency or otherwise affecting the use of the related Offering Memorandum in connection with the offer and sale of Beneficial Interests in the related Series of Bonds.

ARTICLE VII

CONDITIONS PRECEDENT TO OFFERING OR REMARKETING

The obligations of the Agent to solicit purchases of Beneficial Interests in each Series of Bonds, unless waived in the sole discretion of the Agent, shall be subject to the continued accuracy of the representations and warranties on the part of the Corporation herein, to the continued accuracy of the respective certifications and statements of the officers of the Corporation made pursuant to the provisions hereof, to the performance by the Corporation of its obligations hereunder, and to the following additional conditions precedent:

Section 7.01. Initial Delivery Date. With respect to each Initial Delivery Date, the obligations of the Offering Agent shall be conditioned upon:

(a) Authority. This Agreement, the Indenture, the related Offering Memorandum, the related Series Letter of Credit, if any, the related Series Reimbursement Agreement, if any, and the related Series of Bonds shall have been duly authorized, executed and delivered by the respective parties thereto, and said instruments shall be in full force and effect and shall not have been amended, modified or supplemented except as may have been agreed to by the Agent, and there shall have been taken in connection therewith, with the issuance of such Series of Bonds and with the transactions contemplated hereby and thereby all such actions as, in the reasonable opinion of the Agent, are necessary and appropriate.

(b) Representations and Warranties. The respective representations and warranties of the Corporation in this Agreement, the Indenture, related Series of Bonds and the related Series Reimbursement Agreement, if any, shall be true and accurate in all material respects; their respective covenants to be performed by such date shall have been satisfied in all material respects; and no event of default shall exist under the terms of this Agreement, the Indenture, such Series of Bonds or such Series Reimbursement Agreement, if any, nor shall any event have occurred and be continuing which with the lapse of time or giving of notice, or both, would constitute an event of default under this Agreement, the Indenture, such Series of Bonds or such Series Reimbursement Agreement, if any.

(c) Eligibility for Placement. The related Series of Bonds and the Beneficial Interests therein shall be, in the opinion of the Offering Agent, eligible for placement, trading and dealing by the Offering Agent under applicable laws and regulations.

(d) Marketability.

(i) The marketability of the related Series of Bonds and the Beneficial Interests therein shall not, in the opinion of the Offering Agent, have been materially adversely affected by any legislation, pending or effective, or by any decision of any court, or by any order, ruling or regulation (final, temporary or proposed) of any Federal or non-Federal authority or regulatory body.

(ii) No stop order, ruling, regulation or official statement by, or on behalf of, any other governmental agency having jurisdiction shall have been issued or made to the effect that the issuance, offering or sale of obligations of the general character of the Bonds of such Series of Bonds, the Bonds of such Series of Bonds or the Beneficial Interests therein, or the issuance, offering or sale of the Bonds of such Series of Bonds or the Beneficial Interests therein, as contemplated hereby or by the related Offering Memorandum, is in violation or would be in violation of any provision of Federal or state securities laws.

(iii) No legislation shall have been enacted by the Congress of the United States of America, and no decision by a court of the United States of America shall have been rendered, to the effect that obligations of the general character of the Bonds of such Series of Bonds, the Bonds of such Series of Bonds or the Beneficial Interests therein, are not exempt from registration or qualification under the requirements of the Federal securities laws.

(iv) No additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority or by any national securities exchange.

(v) If such Series of Bonds constitutes an Enhanced Series, no rating of such Enhanced Series or any other debt securities of, or guaranteed or supported by, the related Series Credit Bank shall have been downgraded or withdrawn by any Rating Agency (and no such Rating Agency shall have announced that it has placed under review for possible downgrade such Enhanced Series or such other debt securities), the effect of which, in the opinion of the Offering Agent, is to materially adversely affect the marketability of such Enhanced Series or the Beneficial Interests therein. If such Series of Bonds constitutes an Unenhanced Series, no rating of such Unenhanced Series or any other debt securities of, or guaranteed or supported by, the Corporation shall have been downgraded or withdrawn by any Rating Agency (and no such Rating Agency shall have announced that it has placed under review for possible downgrade such Unenhanced Series or such other debt securities), the effect of which, in the opinion of the Offering Agent, is to materially adversely affect the marketability of such Unenhanced Series or the Beneficial Interests therein.

(vi) The marketability of such Series of Bonds and the Beneficial Interests therein shall not, in the opinion of the Offering Agent, have been materially adversely affected by any of the following events: (A) the engagement by the United States of America in hostilities, or material escalation thereof, which have resulted in a declaration by the United States of America of war or national emergency, or the occurrence of any other outbreak of hostilities, or material escalation thereof, or national or international calamity or crisis, financial or otherwise, materially affecting the financial markets of the United States of America; (B) a general suspension of trading on the New York Stock Exchange or the American Stock Exchange; (C) the establishment of limited or minimum prices on such Exchanges; or (D) the declaration of a banking moratorium by authorities of the United States of America, the State or Commonwealth in which the office of the related Series Credit Bank, if any, at which drawings under the related Series Letter of Credit, if any, are to be honored, or of the State of California or New York.

(vii) Nothing shall have come to the attention of the Offering Agent giving it reason to believe that any portion of the related Offering Memorandum is incomplete or incorrect in any material respect for the purposes for which it is intended.

(viii) The marketability of such Series of Bonds or the Beneficial Interests therein will be deemed to have been materially affected if the interest rate necessary to market of such Series of Bonds or the Beneficial Interests therein exceeds the Maximum Rate.

(e) Deliveries to Offering Agent. Receipt by the Offering Agent of:

(i) The opinions, dated the Initial Delivery Date, of:

(A) Counsel to the Corporation, substantially in the form appended to the related Offering Memorandum;

(B) Counsel to the related Series Credit Bank, substantially in the form or forms appended to the related Offering Memorandum (if such Series of Bonds constitutes an Enhanced Series); and

(C) Counsel to the Offering Agent, in form and substance satisfactory to the Offering Agent.

(ii) A certificate of the Corporation, dated the Initial Delivery Date, signed by an authorized officer of the Corporation, in form and substance satisfactory to the Offering Agent, in which such officer states that:

(A) The representations and warranties of the Corporation contained or referred to in this Agreement are true and correct as of such date, and the Corporation has complied with all covenants and satisfied all conditions and terms of the Indenture, the related Series Reimbursement

Agreement, if any, and this Agreement on its part to be performed or satisfied at or prior to the Initial Delivery Date.

(B) The related Offering Memorandum, as of such date, is accurate in all material respects, and does not include any untrue statement of a material fact or omit to state any material fact relating to the Corporation necessary to make the statements made therein, in light of the circumstances under which they were made, including the issuance and anticipated use of the related Series Letter of Credit, if any, not misleading.

(C) With the exception of any actions, suits or other proceedings, inquiries or investigations disclosed in the related Offering Memorandum, there is neither pending nor, to the best of the knowledge of the Corporation, threatened against the Corporation any action, suit, other proceeding, inquiry or investigation, at law or in equity, before or by any court, governmental agency, authority, board, body or arbitrator, or, to the best of the knowledge of the Corporation, any basis therefor, wherein an unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated by, or the validity or enforceability of, the Indenture, such Series of Bonds or the Beneficial Interests therein, this Agreement, the related Series Reimbursement Agreement, if any, or any related agreement or instrument to which the Corporation is a party or by which it is bound, and which is used or contemplated for use in the consummation of the transactions contemplated therein and herein.

(iii) A certified copy of the Corporate Action, together with a certificate, dated the Initial Delivery Date, of an authorized officer of the Corporation stating that the Corporate Action was duly adopted, has not been modified, amended, rescinded or revoked, and is in full force and effect on the Initial Delivery Date.

(iv) A copy of the related Offering Memorandum, duly executed on behalf of the Corporation.

(v) A rating letter from Moody’s Investors Service evidencing that such Series of Bonds has been rated at least (a) “A1/P1”if such Series of Bonds is issued in the Daily Rate Mode or the Floating Rate Mode, or (b) “A3” if such Series of Bonds is issued in the Adjustable Rate Mode or the Fixed Rate Mode.

(vi) If such Series of Bonds constitutes an Enhanced Series, evidence in form and substance satisfactory to the Agent and its counsel that all of the conditions precedent to the issuance of the related Series Letter of Credit contained in the related Series Reimbursement Agreement have been fulfilled, without regard to any waiver thereof by the related Series Credit Bank.

(vii) If such Series of Bonds constitutes an Enhanced Series, a certificate of the related Series Credit Bank, dated the Initial Delivery Date, signed by an authorized officer of the related Series Credit Bank, in which such officer states that:

(A) The related Series Credit Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is, if a foreign banking corporation, licensed to do business in the state in which the branch or agency from which the related Series Letter of Credit is issued is located, and has all requisite power and authority to execute and deliver the related Series Reimbursement Agreement and the related Series Letter of Credit, to perform its obligations thereunder, and to conduct a banking business.

(B) All approvals, authorizations or consents required by law for the execution and delivery by the related Series Credit Bank of the related Series Reimbursement Agreement and the related Series Letter of Credit have been obtained, and the related Series Reimbursement Agreement and the related Series Letter of Credit constitute the legal, valid, binding and enforceable obligations of the related Series Credit Bank, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, debt arrangement, or other laws affecting creditors’ rights generally and general principles of equity.

(C) Neither the execution and delivery by the related Series Credit Bank of the related Series Reimbursement Agreement or the related Series Letter of Credit, the consummation of the transactions therein contemplated nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the related Series Credit Bank or the related Series Credit Bank’s organizational documents or bylaws or the provisions of any indenture, instrument or agreement to which the related Series Credit Bank is a party or subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement.

(D) There is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending or, to the knowledge of the related Series Credit Bank, threatened against or affecting the related Series Credit Bank (a) wherein an unfavorable decision, ruling or finding would materially adversely affect (i) the transactions contemplated by or the validity of the related Series Reimbursement Agreement or the related Series Letter of Credit, or any agreement or instrument to which the related Series Credit Bank is a party and which is used or contemplated for use in the consummation of the transactions contemplated by the related Series Reimbursement

Agreement or the related Series Letter of Credit, or (ii) the related Series Credit Bank’s ability to perform its obligations under the related Series Reimbursement Agreement or the related Series Letter of Credit; or (b) which in any way contests the existence or organization of the related Series Credit Bank or the powers of the related Series Credit Bank to enter into and perform its obligations under the related Series Reimbursement Agreement or the related Series Letter of Credit.

(E) The statements and information contained (1) under the heading “SUMMARY OF PROPOSED FINANCING—Series [    ] Credit Bank” of and (2) in the second paragraph under the heading “THE SERIES [] BONDS: SUMMARY OF SELECTED TERMS—Series [    ] Letter of Credit and Alternate Series [    ] Credit Facilities” of and (3) in any Appendix setting forth information with respect to the Series [    ] Credit Bank and the Series [    ] Reimbursement Agreement (including, and when read in conjunction with, the material incorporated into such Appendix by reference) to, the related Offering Memorandum insofar as they describe the related Series Credit Bank, the related Series Letter of Credit and the related Series Reimbursement Agreement, are true and correct in all material respects.

(viii) Such additional certificates, proceedings, opinions, instruments and other documents as the Agent may reasonably have requested in connection with the transactions contemplated by this Agreement.

(f) Letter of Credit. If such Series of Bonds constitutes an Enhanced Series, the related Series Credit Bank shall have delivered to the Trustee a valid and enforceable, letter of credit, bank bond purchase agreement, revolving credit agreement, surety bond or insurance policy meeting the requirements of the Indenture and substantially in the form attached to the related Series Reimbursement Agreement as an exhibit.

Section 7.02. Transfer Date. With respect to each Transfer Date for a Series of Bonds, the following shall be conditions precedent to performance of the obligations of the Remarketing Agent:

(a) Authority and Representations and Warranties. The Corporation shall be in compliance with the provisions of Sections 7.01(a) and (b) of this Agreement with respect to such Series of Bonds.

(b) Eligibility. In the opinion of the Remarketing Agent, the provisions of Section 7.01(c) shall remain satisfied with respect to such Series of Bonds.

(c) Marketability. During the period in which the Remarketing Agent is soliciting purchases of Beneficial Interests in such Series of Bonds (which period shall include the Transfer Date relating to each such solicitation), the provisions of Section 7.01(d) of this Agreement shall be satisfied with respect to such Series of Bonds; provided, however, that the Remarketing Agent agrees that it will not exercise any rights it may have to suspend Remarketing Beneficial Interests in such Series of Bonds unless it shall suspend remarketing activities with respect to all other bonds of a similar nature for which it acts as a remarketing agent; for purposes of the foregoing, the Remarketing Agent shall be entitled to take into account in making its determination as to which bonds are “of a similar nature” to such Series of Bonds, among other things, the obligor, whether the bonds are rated (and, if so, the rating thereon and the issuer of such rating), and the security therefor.

(d) Notice of Amendments. The Remarketing Agent shall be given notice as soon as reasonably possible of any amendment or proposed amendment of the Indenture, the Series of Bonds, the related Series Reimbursement Agreement, if any, or the related Series Letter of Credit, if any.

(e) Other Documents. The Remarketing Agent shall receive such certificates, proceedings, opinions, instruments and other documents as the Remarketing Agent may reasonably have requested in connection with the transactions contemplated by this Agreement.

Section 7.03. Termination for Failure of Conditions. The Corporation will furnish the Agent with such conformed copies of all such opinions, certificates, letters and documents mentioned in this Article as the Agent shall reasonably request. If any of the conditions specified in Section 7.01 of this Agreement with respect to a Series of Bonds shall not have been fulfilled when and as required by this Agreement, or if any of the opinions, certificates, letters or documents mentioned above or elsewhere in this Agreement with respect to such Series of Bonds shall not be in all material respects reasonably satisfactory in form and substance to the Offering Agent, this Agreement and all obligations of the Offering Agent hereunder with respect to such Series of Bonds may be cancelled by the Offering Agent. If any of the conditions specified in Section 7.02 of this Agreement with respect to a Series of Bonds shall not have been satisfied when and as required by this Agreement, or if any of the certificates, letters or documents mentioned above or elsewhere in this Agreement with respect to such Series of Bonds shall not be in all material respects reasonably satisfactory in form and substance to the Remarketing Agent, (a) if on or prior to the Initial Delivery Date for a Series of Bonds, this Agreement and all obligations of the Remarketing Agent hereunder with respect to such Series of Bonds may be cancelled by the Remarketing Agent, and (b) if after the Initial Delivery Date for a Series of Bonds, the obligation of the Remarketing Agent to remarket Beneficial Interests in such Series of Bonds may be suspended, and the Remarketing Agent may give the notice specified in Section 8.01(a) hereof with respect to such Series of Bonds. Notice of any such cancellation with respect to a Series of Bonds shall be given to the Corporation, the Trustee and the related Series Credit Bank, if any, in writing, or by telephone, telecopy (receipt confirmed by telephone) or telegraph, promptly confirmed in writing.

ARTICLE VIII

TERM; FEES

Section 8.01. Term of Agreement.

(a) Termination by Parties. This Agreement shall take effect as of its date and, subject to the provisions of Section 8.12(b) of the Indenture, may be terminated with respect to any Series of Bonds by the Agent or the Corporation upon written notice to the other party hereto, the Trustee and the related Series Credit Bank, if any, given no less than 30 days prior to the effective date of such termination. This Agreement shall terminate with respect to each Series of Bonds at such time as no remarketing agent is required for such Series of Bonds under the Indenture.

(b) Duties of Agent During Default. Notwithstanding anything contained herein to the contrary, the Agent shall have no duty to market or remarket a Series of Bonds or Beneficial Interests therein if any of the conditions specified in Section 7.01 of this Agreement with respect to such Series of Bonds shall not have been fulfilled when and as required, or if the Corporation is otherwise in default with respect to such Series of Bonds under any of the terms of this Agreement and the Indenture.

Section 8.02. Offering Fee. The Corporation agrees to compensate the Offering Agent for services related to the initial sale of each Series of Bonds by payment of a fee (the “Offering Fee”) equal to (a) $31,500 for the sale and issuance of the Series 2003A Bonds, and (b) such fee as is agreed to thereafter for each subsequent Series. Each Offering Fee shall be payable in immediately available funds on the Initial Delivery Date for the related Series of Bonds.

Section 8.03. Remarketing Fee. The Corporation agrees to compensate the Remarketing Agent for services related to the remarketing of Beneficial Interests in the Daily Rate Bonds and the Floating Rate Bonds of each Series of Bonds by payment of an annual fee (the “Daily/Floating Rate Remarketing Fee”) equal to one-eighth (.125%) of the average aggregate principal amount of Daily Rate Bonds and/or Floating Rate Bonds of such Series of Bonds outstanding during each Program Year for such Series of Bonds (prorated where this Agreement is terminated with respect to such Series of Bonds prior to the end of a Program Year for such Series of Bonds); additionally, the Corporation agrees to compensate the Remarketing Agent for service related to the remarketing of Beneficial Interests in the Adjustable Rate Bonds and the Fixed Rate Bonds. The amount of the Daily/Floating Rate Remarketing Fee shall be computed by the Remarketing Agent and paid semi-annually in arrears by the Corporation on each June 1 and December 1, commencing June 1, 2004 based on the average outstanding balance of the Bonds during the semi-annual period preceding each payment date, unless this Agreement shall have been terminated with respect to such Series of Bonds prior thereto, in which case the Daily/Floating Rate Remarketing Fee shall be computed as of the effective date of termination of this Agreement with respect to such Series of Bonds. The amount of the Adjustable/Fixed Rate Remarketing Fee shall be computed by the Remarketing Agent as of each Transfer Date with respect to Adjustable Rate Bonds and Fixed Rate Bonds of a Series of Bonds. The Daily/Floating Rate Remarketing Fee for each Series of Bonds shall be due and payable by the Corporation semi-annually in arrears during the term of this Agreement, or on the effective termination date of this Agreement with respect to such Series of Bonds, as the case may be, within ten days of the receipt by the Corporation of a statement from the Remarketing Agent of the then due Daily/Floating Rate Remarketing Fee. The Adjustable/Fixed Rate Remarketing Fee for each Series of Bonds shall be due and payable by the Corporation following each Transfer Date with respect to Adjustable Rate Bonds and Fixed Rate Bonds of such Series of Bonds, as the case may be, within ten days of the receipt by the Corporation of a statement from the Remarketing Agent of the then due Adjustable/Fixed Rate Remarketing Fee.

ARTICLE IX

INDEMNIFICATION AND CONTRIBUTION

Section 9.01. Indemnification. To the extent it may legally do so, the Corporation agrees to indemnify and hold harmless the Agent and its directors, officers, agents and employees, and each person, if any, who controls the Agent, against any losses, claims, damages or liabilities, joint or several, to which the Agent or any director, officer, agent, employee or controlling person may become subject under Federal or state law or regulations or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in an Offering Memorandum with respect to the Corporation, or arise out of or are based upon the omission or alleged omission to state therein a material fact relating to the Corporation necessary to make the statements therein, in light of the circumstances under which they were made, including the issuance and anticipated use of the related Series Letter of Credit, if any, not misleading; and agrees to reimburse the Agent and any director, officer, agent, employee and controlling person for any legal or other expenses reasonably incurred by the Agent, director, officer, agent, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Corporation may otherwise have.

Section 9.02. Notice of Action. Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action or threatened action, such indemnified party will, if a claim in respect thereof is to be made against the Corporation under this Section, notify the Corporation in writing of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to any indemnified party otherwise than under this Article; provided, however, that the failure of any indemnified party to give such notice to the Corporation shall reduce the liability of the Corporation under this Agreement to such party by the amount of damages directly attributable to the failure to give such notice. In case any such action is brought against any indemnified party, and it notifies the Corporation of the commencement thereof, the Corporation will be entitled to participate in and, to the extent that it may wish, to assume the defense thereof, with counsel approved by such indemnified party, such approval not to be unreasonably withheld. Any such indemnified party will reasonably cooperate with the Corporation in any investigation relating to such action, the defense of such action, and any attempts to settle or compromise any such action. After notice from the Corporation to such indemnified party of its assumption of the defense of any such action, the Corporation will not, except as hereinafter provided, be liable to such indemnified party under this Article for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation (such costs to be limited to costs of investigating additional and different defenses and costs incurred in cooperating with the Corporation as specified in the preceding sentence). If the Corporation shall not have employed counsel to have charge of the defense of any such action or if any such indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Corporation (in which case the Corporation shall not have the right to direct the defense of such action on behalf of the indemnified party), legal and other expenses thereafter reasonably incurred by the indemnified party shall be borne by the Corporation.

Section 9.03. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9.01 is due in accordance with its terms, but is for any reason held by a court to be unavailable from the Corporation, or unenforceable on grounds of public policy or otherwise, the Corporation and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid, in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Corporation or the Agent from persons other than the Corporation or the Agent who may also be liable for contribution, such parties hereby agreeing to seek contribution from such persons) to which the Corporation and the Agent may be subject in such proportion so that the Agent is responsible for that portion represented by the percentage that the total fees received by the Agent pursuant to this Agreement with respect to the related Series of Bonds bear to the maximum principal amount of such Series of Bonds which are or had been outstanding at any time and the Corporation is responsible for the balance; provided, however, in no case shall the Agent be responsible for any amount in excess of the amount of said fees; and provided, further, that no person found guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not found guilty of fraudulent misrepresentation. For the purpose of this Section 9.03, each director, officer, agent and employee of the Agent and the Corporation, and each person who controls the Agent or the Corporation, shall have the same rights to contribution as the Agent and the Corporation, subject to the provisions in the preceding sentence relating to fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, threatened action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9.03, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this Section 9.03.

Section 9.04. No Election or Waiver. The rights provided in this Article do not constitute an election of remedies or waiver of any rights which may be available to any party other than as provided herein should the provisions of this Article or any Section hereof be found by a court of competent jurisdiction to be unenforceable, void or unavailable for any reason.

ARTICLE X

MISCELLANEOUS

Section 10.01. Survival of Certain Representations and Obligations. The respective agreements, representations and other statements of the Corporation and the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Agent or the Corporation or any of their directors, officers, agents or employees, or any controlling person, and will survive delivery of and payment for each Series of Bonds. If for any reason the sale of a Series of Bonds is not consummated, the Corporation shall be responsible for the payment of expenses required to be paid by the Corporation pursuant to Article VI, and the respective obligations of the Corporation and the Agent pursuant to Article IX shall remain in effect.

Section 10.02. Notices. Except as otherwise provided in this Agreement, all notices, certificates or other communications hereunder shall be sufficiently given, and shall be deemed given, when personally delivered or mailed by certified mail, postage prepaid, or when sent by telegram or telecopy (receipt confirmed by telephone), or when given by telephone and promptly confirmed in writing, communicated or addressed as follows:

If to the Corporation:	Provena Foods Inc. 56010 Eucalyptus Avenue Chino, California 97710 Attention: Thomas J. Mulroney, Chief Financial Officer Telephone: (909) 627-1082 Telecopier: (909) 627-7315

If to the Agent:	RBC Dain Rauscher, Inc. 777 South Figueroa Street, Suite 850 Los Angeles, California 90017 Attention: Catherine Bando, Sr. Vice President Telephone: (213) 362-4137 Telecopier: (213) 624-5263

If to the Trustee:	U.S. Bank National Association One California Street, Suite 2550 San Francisco, California 94111 Attention: Loyce Harrison Bailey Telephone: (415) 273-4540 Telecopier: (415) 273-4590

If to a Series Credit Bank:	To the address specified in the related Series Supplement

Any entity listed above may, by notice given hereunder, designate any further or different telephone or telecopier numbers or addresses to which subsequent notices, certificates or other communications shall be sent.

Section 10.03. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

Section 10.04. Successors. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their respective successors and the officers, directors and controlling persons referred to in Article IX above, and no other person will have any right or obligation hereunder.

Section 10.05. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

Section 10.06. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 10.07. Third-Party Beneficiaries. This Agreement has been and is made for the benefit of the Corporation and the Agent, and no other person shall acquire or have any right or interest under or by virtue hereof, except as provided in Article IX hereof.

Section 10.08. Bonds to Remain Book-Entry-Only. The parties hereto agree that, as long as a Series of Bonds remains eligible, such Series of Bonds will be registered in the name of a nominee of DTC or, if DTC is no longer serving as a securities depository, another securities depository selected by the Corporation and acceptable to the Trustee and the Agent. In the event DTC is no longer serving as the securities depository for a Series of Bonds, all references herein to DTC shall be read as referring to the securities depository succeeding to the obligations of “DTC” with respect to such Series of Bonds. If for any reason a Series of Bonds ceases to be held in a book-entry-only format, the parties hereto agree, to the extent such is deemed necessary by the Agent, to amend this Agreement and the related Offering Memorandum to reflect such event at the expense of the Corporation.

Section 10.09. Amendments. This Agreement may be amended or supplemented by the parties hereto upon the execution of a written instrument with respect thereto. The Corporation shall provide a copy of each amendment or supplement hereto to the Trustee promptly after the execution and delivery thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.

PROVENA FOODS INC.

By	/s/ THOMAS J. MULRONEY

Thomas J. Mulroney, Vice President

RBC DAIN RAUSCHER, INC.

By	/s/ CATHERINE BANDO

Catherine Bando, Managing Director

[Signature Page to Offering and Remarketing Agreement]